UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2023

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 1, 2023, Legacy Housing Corporation (“Legacy” or the “Company”) held its Annual Shareholders’ Meeting (the “Meeting”). During the Meeting, Legacy submitted one matter to a vote of the security holders (the “Election of Directors,” as set out in Legacy’s definitive proxy statement on Schedule 14A filed with the SEC on November 2, 2023).

Legacy had 24,391,797 shares of common stock outstanding on October 26, 2023, the record date fixed by the Board of Directors, and 22,512,164 shares of common stock were either present or represented by proxy at the Meeting. During the Meeting, shareholders voted to elect Curtis D. Hodgson, Kenneth E. Shipley, Jeffrey K. Stouder, Francisco J. Coll, and Brian J. Ferguson as Directors for a term of one year or until their successors are elected and qualified.

The inspector of elections certified the following vote tabulations:

Director	For	Against	Abstain
Curtis D. Hodgson	21,921,496	580,628	10,040
Kenneth E. Shipley	22,264,553	238,117	9,494
Jeffrey K. Stouder	19,145,282	3,357,152	9,730
Francisco J. Coll	19,621,675	2,880,742	9,747
Brian J. Ferguson	22,455,270	46,350	10,544

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: December 7, 2023	By:	/s/ R. Duncan Bates
	Name:	R. Duncan Bates
	Title:	President and Chief Executive Officer